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                                                                     EXHIBIT 3.2



                               AMENDED BY-LAWS OF

                          THE ROTHCHILD COMPANIES, INC.



                                   ARTICLE I.

                            MEETINGS OF SHAREHOLDERS

         SECTION 1.1 ANNUAL MEETING. The annual meeting of the shareholders of this corporation shall be held on the 21st day of April of each year or at such other time and place designated by the Board of Directors of the corporation. Business transacted at the annual meeting shall include the election of directors of the corporation. If the designated day shall fall on a Sunday or a legal holiday, then the meeting shall be held on the first business day thereafter.

         SECTION 1.2 SPECIAL MEETINGS. Special meetings of the shareholders shall be held when directed by the President or the Board of Directors or when requested in writing by the holders of not less than 10% of all of the shares entitled to vote at the meeting. A meeting requested by shareholders shall be called for a date not less than 10 nor more than 60 days after the request is made, unless the shareholders requesting the meeting designate a later date. The call for the meeting shall be issued by the Secretary, unless the President, Board of Directors of shareholders requesting the meeting shall designate another person to do so.

         SECTION 1.3 PLACE. Meetings of shareholders shall be held at the principal place of business of the corporation or at such other place as may be designated by the Board of Directors.

         SECTION 1.4 NOTICE. Written notice stating the place, day and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered no less than 10 nor more than 60 days before the meeting, either personally or by first class mail, by or at the director of the President, Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at this address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

           SECTION 1.5 NOTICE OF ADJOURNED MEETING. When a meeting is adjourned to another time or place, it shall not be necessary to give notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. If, however, after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given as provided in this Article to each shareholder of record on the new record date entitled to vote at such meeting.
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         SECTION 1.6 SHAREHOLDER QUORUM AND VOTING. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders.

         If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders of the corporation.

         SECTION 1.7 VOTING OF SHARES; EXCLUSION OF CONTROL-SHARE ACQUISITION LIMITATIONS. Each outstanding share of the corporation's Common Stock shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders or disposed by shareholder action in lieu of a meeting, notwithstanding the control-share acquisition voting limitations provided by Florida Statutes Section 607.0902 (1993) which provisions do not, and shall not, apply to control-share acquisitions of shares of this corporation. Furthermore, control-share acquisition dissenter's rights otherwise provided by Florida Statutes Section 607.0902(11) (1993) do not, and shall not, apply in the event of control-share acquisitions of shares of this corporation.

         Shares of the corporation's Preferred Stock shall be non-voting and entitled to preference to dividends, distributions and distributions upon dissolution.

         SECTION 1.8 PROXIES. A shareholder may vote either in person or by proxy executed in writing by the shareholder or his/her duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months from the date thereof unless otherwise provided in the proxy.

         SECTION 1.9 ACTION BY SHAREHOLDERS WITHOUT A MEETING. Any action required or enabled by law, these Amended Bylaws, or the Articles of Incorporation of this corporation, to be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding Common Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

                                   ARTICLE II.

                                    DIRECTORS

         SECTION 2.1 FUNCTION. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of the Board of Directors.




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         SECTION 2.2 QUALIFICATION. Directors need not be residents of this state or shareholders of this corporation.

         SECTION 2.3 COMPENSATION. The shareholders shall have authority to fix the compensation of directors.

         SECTION 2.4 PRESUMPTION OF ASSENT. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless he/she votes against such action or abstains from voting in respect thereto because of an asserted conflict of interest.

         SECTION 2.5 NUMBER. This corporation shall have a minimum of one (1) director. The number of directors may be increased from time to time by amendment of the Bylaws.

         SECTION 2.6 ELECTION AND TERMS. Each person appointed or elected as a member of the Board of Directors shall hold office until the next annual meeting of shareholders, and until his/her successor shall have been elected and qualified or until his/her earlier resignation, removal from office or death.

         At each annual meeting, the shareholders shall elect directors to hold office until the next succeeding annual meeting. Each director shall hold office for a term for which he/she is elected and until his/her successor shall have been elected and qualified or until his/her earlier resignation, removal from office of death.

         SECTION 2.7 VACANCIES. Any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors even though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall hold office only until the next election of directors by the shareholders.

         SECTION 2.8 REMOVAL OF DIRECTORS. At a meeting of the shareholders, called expressly for that purpose, or by written action of the shareholders in lieu of a special meeting, any director or the entire Board of Directors may be removed, with or without cause, by a vote or consent, as applicable, of the holders of a majority of the shares then entitled to vote in an election of directors.

         SECTION 2.9 QUORUM AND VOTING. A majority of the incumbent directors shall constitute a quorum for the transaction of business. A majority vote of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

         SECTION 2.10 EXECUTIVE AND OTHER COMMITTEES. The Board of Directors, by resolution adopted by majority vote of the directors, may designate from among its members an executive




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committee and one or more other committees each of which, to the extent provided in such resolution shall have and may exercise all the authority of the Board of Directors.

         SECTION 2.11 PLACE OF MEETING. Regular and special meetings of the Board of Directors shall be held as determined by the Board of Directors.

         SECTION 2.12 TIME, NOTICE AND CALL OF MEETINGS. Regular meetings of the Board of Directors shall be held without notice on the 21st day of April of each year. Written notice of the time and place of special meetings of the Board of Directors shall be delivered to each director at least two days before the meeting or by notice mailed to the director at least five days before the meeting.

         Notice of a meeting of the Board of Directors need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

         Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         A majority of the directors present, whether or not a quorum exists may adjourn the meeting of the Board of Directors to another time and place. Notice of such adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors.

         Meetings of the Board of Directors may be called by the chairman of the board, by the President of the corporation or by any director.

         Members of the Board of Directors may participate in a meeting of such board by conference telephone or similar communications system by means of which system all persons participating in the meeting can hear each other, at the same time. Participation by such means shall constitute presence in person at a meeting.

         SECTION 2.13 ACTION WITHOUT A MEETING. Any action required to be taken at a meeting of the Board of Directors, or any action which may be taken at a meeting of the Board of Directors or a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so to be taken, signed by a majority of the directors, or all the members of the committee, as the case may be, is filed among the minutes of the proceedings of the board or of the committee. Such consent shall have the same effect as a meeting vote.




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                                  ARTICLE III.

                                    OFFICERS

         SECTION 3.1 OFFICERS. The officers of this corporation shall consist of a president, a secretary and a treasurer, each of whom shall be elected by a majority of the Board of Directors. Such other officers and assistant officers and agents as may be deemed necessary may be elected or appointed by a majority of the Board of Directors from time to time. Any two or more offices may be held by the same person.

         SECTION 3.2 DUTIES. The officers of this corporation shall have the following duties:

         The President shall be the chief executive officer of the corporation, shall have general and active management of the business and affairs of the corporation subject to the directions of the Board of Directors, and shall preside at all meetings of the shareholders and Board of Directors.

         The Secretary shall have custody of, and maintain all of the corporate records except the financial records; shall record the minutes of all meetings of the shareholders and Board of Directors, send all notices of all meetings and perform such other duties as may be prescribed by the Board of Directors or the President.

         The Treasurer shall have custody of all corporate funds and financial records, shall keep full and accurate accounts of receipts and disbursements and render accounts of receipts and disbursements thereof at any annual meetings of shareholders and whenever else required by the Board of Directors or the President, and shall perform such other duties as may be prescribed by the Board of Directors or the President.

         SECTION 3.3 REMOVAL OF OFFICERS. An officer or agent elected or appointed by the Board of Directors may be removed by the Board whenever in its judgment the best interests of the corporation will be served thereby.

         Any vacancy in any office may be filled by the Board of Directors.

                                   ARTICLE IV.

                               STOCK CERTIFICATES

         SECTION 4.1 ISSUANCE. Every holder of shares in this corporation shall be entitled to have a certificate representing all shares to which he/she is entitled. No certificate shall be issued for any share until such share is fully paid.




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         SECTION 4.2 FORM. Certificates representing shares in this corporation shall be signed by the President or Vice President and the Secretary or an Assistant Secretary and may be sealed with the seal of this corporation or facsimile thereof.

         SECTION 4.3 TRANSFER OF STOCK. The corporation shall request a stock certificate presented to it for transfer and be properly endorsed by the holder of record or by his/her duly authorized attorney.

         SECTION 4.4 LOST, STOLEN OR DESTROYED CERTIFICATE. If the shareholders shall claim to have a lost, stolen or destroyed certificate of shares issued by the corporation, a new certificate shall be issued upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed, and at the discretion of the Board of Directors, upon the deposit of a bond or other indemnity in such amount and with such sureties, if any, as the board by reasonably require.

                                   ARTICLE V.

                                BOOKS AND RECORDS

         SECTION 5.1 BOOKS AND RECORDS. This corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders, Board of Directors and committees of directors.

         This corporation shall keep at its registered office or principal place of business a record of its shareholders, giving the names and addresses of all shareholders and the number of the shares held by each.

         Any books, records and minutes may be in written form or in any other form capable of being converted into written form within a reasonable time.

         SECTION 5.2 SHAREHOLDERS' INSPECTION RIGHTS. Any person who shall have been a holder of record of shares or of voting trust certificates thereof, at least six months immediately preceding his/her demand or shall be the holder of record of, or the holder of record of voting trust certificates for, at least five percent (5%) of the outstanding shares of the corporation, upon written demand stating the purpose thereof, shall have the right to examine, in person or by agent or attorney, at any reasonable time or times, for any proper purpose its relevant books and records of accounts, minutes and records of shareholders and to make extracts therefrom.

         SECTION 5.3 FINANCIAL INFORMATION. Not later than three months after the close of each fiscal year, this corporation shall prepare a balance sheet showing in reasonable detail the financial condition of the corporation as of the close of its fiscal year, and a profit and loss statement showing the results of the operations of the corporation during its fiscal year. The financial reports indicated need not be audited statements.




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         Upon the written request of any shareholder or holder of voting trust certificates for shares of the corporation, the corporation shall mail to each shareholder or holder of voting trust certificates a copy of the most recent such balance sheet and profit and loss statement.

         The balance sheets and profit and loss statements shall be filed in the registered office of the corporation in this state, shall be kept for at least five years, and shall be subject to inspection during business hours by any shareholder or holder of voting trust certificates, in person or by agent.

                                   ARTICLE VI.

                                    DIVIDENDS

         The Board of Directors of this corporation may, from time to time, declare, and the corporation may pay, dividends on its shares in cash, property or its own shares, except when the corporation is insolvent or when the payment thereof would render the corporation insolvent, subject to the provisions of the Florida Statutes.

                                  ARTICLE VII.

                                 CORPORATE SEAL

         The Board of Directors shall provide a corporate seal which shall be in circular form.

                                  ARTICLE VIII.

                                    AMENDMENT

         These Bylaws may be altered, amended or repealed, and new Bylaws may be adopted by either the Board of Directors or the shareholders, but the Board of Directors may not alter, amend or repeal any bylaw adopted by the shareholders if the shareholders specifically prescribe in such bylaw that it shall not be altered, amended or repealed by the directors.

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